EMPLOYMENT AGREEMENT

         THIS EMPLOYMENT AGREEMENT ("Agreement") is made and entered into as of the 1st day of April, 2004 by and between ROO Group, Inc., a Delaware corporation (hereinafter called the "Company"), and Robert Petty (hereinafter called the "Executive").

                                    RECITALS

         A. The Board of Directors of the Company (the "Board") desires to employ the Executive in an executive capacity and to compensate him therefor.

         B. The Executive is willing to make his services available to the Company on the terms and conditions hereinafter set forth.

                                    AGREEMENT

         NOW, THEREFORE, in consideration of the premises and mutual covenants set forth herein, the parties agree as follows:

         1. EMPLOYMENT.

                  1.1 EMPLOYMENT AND TERM. The Company hereby agrees to employ the Executive and the Executive hereby agrees to serve the Company, on the terms and conditions set forth herein, for the period commencing on the date hereof and expiring on March 31, 2006 (the "Initial Term") unless sooner terminated as hereinafter set forth; provided, however, that commencing on April 1, 2006 and each April 1 thereafter, the Initial Term of this Agreement shall automatically be extended for two additional years unless at least ninety (90) days prior to such April 1 date, the Company shall have delivered to the Executive or the Executive shall have delivered to the Company written notice that the term of the Executive's employment hereunder will not be extended.

                  1.2 DUTIES OF EXECUTIVE. The Executive shall serve as the President, Chief Executive Officer and Chairman of the Board of the Company and shall have powers and authority superior to any other officer or employee of the Company or of any subsidiary of the Company. Subject to the preceding sentence, during the term of employment, the Executive shall diligently perform all services as may be reasonably assigned to him by the Board, and shall exercise such power and authority as may from time to time be delegated to him by the Board. The Executive shall be required to report solely to, and shall be subject solely to, the supervision and direction of the Board at duly called meetings thereof, and no other person or group shall be given authority to supervise or direct Executive in the performance of his duties. The Executive shall devote substantially all his working time and attention to the business and affairs of the Company (excluding any vacation and sick leave to which the Executive is entitled), render such services to the best of his ability, and use his reasonable best efforts to promote the interests of the Company. It shall not be a violation of this Agreement for the Executive to (A) serve on corporate, civic or charitable boards or committees, (B) manage Executive's personal investments or (C) perform other roles as approved in writing by the Board, so long as such activities do not significantly interfere with the performance of the Executive's responsibilities as an employee of the Company in accordance with this Agreement.

         2. COMPENSATION.

                  2.1 BASE SALARY. Commencing on the effective date of this Agreement, the Executive shall receive a base salary at the annual rate of not less than $200,000 (the "Base Salary") during the term of this Agreement, with such Base Salary payable in installments consistent with the Company's normal payroll schedule, subject to applicable withholding and other taxes. On each anniversary of this agreement (the "Salary Adjustment Date"), the Executive's then Base Salary shall be increased by an amount equal to the previous year's Base Salary multiplied by ten percent (10%). The Executive's then Base Salary shall also be reviewed, at least annually, for merit increases and may, by action and in the discretion of the Board or the Compensation Committee thereof, be increased at any time or from time to time. The Base Salary shall also be increased at any time and from time to time as shall be substantially consistent with increases in base salary awarded in the ordinary course of business to other key executives of the Company and its subsidiaries. The Base Salary, if increased, shall not thereafter be decreased for any reason.

                  2.2 INCENTIVE COMPENSATION. The Executive shall be entitled to receive such bonus payments or incentive compensation as may be determined at any time or from time to time by the Board or the Compensation Committee thereof in its discretion. Such potential bonus payments and/or incentive compensation shall be considered at least annually by the Board or any Compensation Committee thereof.

                  2.3 STOCK OPTION.

                           (a) The  Company  hereby  grants to the  Executive  a
two-year incentive stock option (the "Option") to purchase 6,000,000 shares of the Company's common stock, par value $.0001 per share ("Common Stock"). The Option shall be treated as an incentive stock option within the meaning of
Section 422 of the Internal Revenue Code to the greatest extent permitted by law. A copy of the Agreement evidencing the Option is attached hereto as EXHIBIT A.

                           (b) The  Option  shall be  subject  to the  terms and
conditions of the Company's Stock Option Plan (the "Plan"); provided, however, that notwithstanding anything in the Plan or the form of agreement evidencing the Option to the contrary, the Option shall be exercisable with respect to 6,000,000 shares of Common Stock within one month of issue.

                                    (i)  Notwithstanding  the  preceding  clause
2.3(b), the Option shall become immediately exercisable as to 100% of the shares of Common Stock not otherwise vested upon any termination of Executive's employment pursuant to Section 4.4 hereof, it being agreed that the Company shall cooperate in good faith to afford the Executive the right to exercise the Option in full immediately prior to any "Change in Control" (as hereinafter defined);

                                    (ii)  The  Company  shall  take  all  action
reasonably requested by the Executive to permit any "cashless" exercise of the Option that is permitted under the Plan;

                                    (iii) Upon proper exercise of an Option, the
Executive shall be deemed for all purposes the owner of the shares of Common Stock that are purchasable upon such exercise;

                                    (iv) The Company  agrees that, no later than
May, 2005, it will file a Registration Statement on Form S-8 or take any other action necessary to ensure that the issuance of Common Stock pursuant to the Option is registered under the Securities Act of 1933, as amended; and

                                    (v) The  provisions of the Plan shall not be
adversely modified as to the Executive without the Executive's prior written consent.

                  2.4 PAYMENT. Payment to the Executive of the compensation set forth in Section 2 and the reimbursement and other benefits set forth in Section 3 may be made through a subsidiary of the Company; PROVIDED, HOWEVER, that this Agreement shall remain between the Executive and the Company.

         3. EXPENSE REIMBURSEMENT AND OTHER BENEFITS.

                  3.1 EXPENSE REIMBURSEMENT. During the term of Executive's employment hereunder, the Company, upon the submission of reasonable supporting documentation by the Executive,


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

shall reimburse the Executive for all reasonable expenses actually paid or incurred by the Executive in the course of and pursuant to the business of the Company, including reasonable expenses for travel and entertainment.

                  3.2 INCENTIVE, SAVINGS AND RETIREMENT PLANS. During the Initial Term, the Executive shall be entitled to participate in all incentive, savings and retirement plans, practices, policies and programs applicable to other key executives of the Company and its subsidiaries, in each case comparable to those currently in effect or as subsequently amended. Such plans, practices, policies and programs, in the aggregate, shall provide the Executive with compensation, benefits and reward opportunities at least as favorable as the most favorable of such compensation, benefits and reward opportunities provided at any time hereafter with respect to other key executives.

                  3.3 WELFARE BENEFIT PLANS. During the Initial Term, the Executive and/or the Executive's family, as the case may be, shall be eligible for participation in and shall receive all benefits under welfare benefit plans, practices, policies and programs provided by the Company and its subsidiaries (including, without limitation, any medical, prescription, dental, disability, salary continuance, employee life, group life, accidental death and travel accident insurance plans and programs), at least as favorable as the most favorable of such plans, practices, policies and programs in effect at any time hereafter with respect to other key executives.

                  3.4 WORKING FACILITIES. During the term of Executive's employment hereunder, the Company shall furnish the Executive with an office and such other facilities and services suitable to his position and adequate for the performance of his duties hereunder.

                  3.5 VACATION. During the Initial Term, the Executive shall be entitled to paid vacation in accordance with the most favorable plans, policies, programs and practices of the Company and its subsidiaries as in effect at any time hereafter with respect to other key executives of the Company and its subsidiaries; PROVIDED, HOWEVER, that in no event shall Executive be entitled to fewer than four weeks paid vacation per year.

                  3.6 RELOCATION. During the term of this Agreement, if the Executive is asked to relocate to another country or region other than Executive's current permanent residence and the Executive elects to make such move, then Executive shall be provided with relocation assistance as provided below:

                           (a) The Company will  negotiate an amount  acceptable
to the employee to cover the costs, for Executive and his family, of house-hunting trips and the cost of transporting Executive, his family, furniture, household effects, and vehicles, to the country or region;

                           (b)  The  Company  shall  pay   Executive's   travel,
temporary living expenses, including housing, whether hotel or apartment, and meals, during the period in which Executive has vacated his prior residence and before Executive has moved into his new residence; and

                           (c) the Company  shall pay all costs  incurred by the
Executive and his family to obtain visas and as a result of any penalty payments arising from the relocation.

                           (d)  the  Company  will  pay  all  reasonable   costs
associated with relocating the Executive and his Family back to the country of origin of the executive when required during the term of this agreement or at the termination of this agreement.

                  3.7 COST OF LIVING ADJUSTMENT. During the term of this Agreement, the Company shall pay on behalf of the Executive an agreed amount per month to offset the difference between (A) the housing and utility costs (including, without limitation, phone, electricity, gas, cable and internet) that Executive and his family paid in Executive's prior country or region of residence and (B) the housing and


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

utility costs (including, without limitation, phone, electricity, gas, cable and internet) that Executive and his family shall pay in the relocated country or region.

         4. TERMINATION.

                  4.1 TERMINATION FOR CAUSE. Notwithstanding anything contained to the contrary in this Agreement, this Agreement may be terminated by the Company for Cause. As used in this Agreement, "Cause" shall only mean (i) an act or acts of personal dishonesty taken by the Executive and intended to result in substantial personal enrichment of the Executive at the expense of the Company,
(ii) subject to the following sentences, repeated violation by the Executive of the Executive's material obligations under this Agreement which are demonstrably willful and deliberate on the Executive's part and which are not remedied in a reasonable period of time after receipt of written notice from the Company, or
(iii) the conviction of the Executive for any criminal act which is a felony. Upon any determination by the Company's Board of Directors that Cause exists under clause (ii) of the preceding sentence, the Company shall cause a special meeting of the Board to be called and held at a time mutually convenient to the Board and Executive, but in no event later than ten (10) business days after Executive's receipt of the notice contemplated by clause (ii). Executive shall have the right to appear before such special meeting of the Board with legal counsel of his choosing to refute any determination of Cause specified in such notice, and any termination of Executive's employment by reason of such Cause determination shall not be effective until Executive is afforded such opportunity to appear. Any termination for Cause pursuant to clause (i) or (iii) of the first sentence of this Section 4.1 shall be made in writing to Executive, which notice shall set forth in detail all acts or omissions upon which the Company is relying for such termination. Upon any termination pursuant to this
Section 4.1, the Executive shall be entitled to be paid his Base Salary to the date of termination and the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination and reimbursement of all relocation costs of the Executive and his family, as applicable).

                  4.2 DISABILITY. Notwithstanding anything contained in this Agreement to the contrary, the Company, by written notice to the Executive, shall at all times have the right to terminate this Agreement, and the Executive's employment hereunder, if the Executive shall, as the result of mental or physical incapacity, illness or disability, fail to perform his duties and responsibilities provided for herein for a period of more than one hundred twenty (120) consecutive days in any 12-month period. Upon any termination pursuant to this Section 4.2, the Executive shall be entitled to be paid his Base Salary to the date of termination plus 3 months salary and the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination and reimbursement of all relocation costs of the Executive and his family, as applicable).

                  4.3 DEATH. In the event of the death of the Executive during the term of his employment hereunder, the Company shall pay to the estate of the deceased Executive an amount equal to the sum of (x) any unpaid amounts of his Base Salary to the date of his death, plus (y) six months of Base Salary, and the Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of the Executive's death and reimbursement of all relocation costs of the Executive and his family, as applicable).

                  4.4 TERMINATION WITHOUT CAUSE. At any time the Company shall have the right to terminate Executive's employment hereunder by written notice to Executive; PROVIDED, HOWEVER, that the Company shall (i) pay to Executive any unpaid Base Salary accrued through the effective date of termination specified in such notice as well as reimburse Executive for reasonable business expenses incurred prior to the date of the Executive's termination and all relocation costs of the Executive and his family, as applicable, and (ii) pay to the Executive in a lump sum, in cash within thirty (30) days after the date of employment termination, an amount equal to the product of (x) the sum of the Executive's then Base Salary plus the amount of the highest annual bonus or other incentive compensation payment theretofore made by the Company to the Executive, and (y) three. The Company shall be deemed to have terminated the Executive's employment pursuant to this Section 4.4 if such employment is terminated


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

(i) by the Company without Cause, or (ii) by the Executive voluntarily for "Good Reason." For purposes of this Agreement, "Good Reason" means.

                           (a) the  assignment  to the  Executive  of any duties
inconsistent in any respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 1.2 of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                           (b) any  failure by the Company to comply with any of
the provisions of Section 2, Section 3 or Section 7 of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive;

                           (c) any purported  termination  by the Company of the
Executive's employment otherwise than as expressly permitted by this Agreement;

                           (d) any  failure by the  Company  to comply  with and
satisfy Section 10(c) of this Agreement; or

                           (e) any  termination  by the Executive for any reason
during the three-month period following the effective date of any "Change in Control".

         For purposes of this Section 4.4, any good faith determination of "Good Reason" made by the Executive shall be conclusive.

         5. CHANGE IN CONTROL. For purposes of this Agreement, a "Change in Control" shall mean:

                  (a) The acquisition (other than by or from the Company), at any time after the date hereof, by any person, entity or "group" within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 15% or more of either the then outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; or

                  (b) All or any of the two (2) individuals who, as of the date hereof, constitute the Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

                  (c) Approval by the shareholders of the Company of (A) a reorganization, merger or consolidation with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 75% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, (B) a liquidation or dissolution of the Company, or (C) the sale of all or substantially all of the assets of the Company, unless the approved reorganization, merger, consolidation, liquidation, dissolution or sale is subsequently abandoned.

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

                  (d) The approval by the Board of the sale, distribution and/or other transfer or action (and/or series of sales, distributions and/or other transfers or actions from time to time or over a period of time), that results in the Company's ownership of less than 50% of the Company's current assets.

         6. RESTRICTIVE COVENANTS.

                  6.1  NONDISCLOSURE.  During his employment and for twelve (12)
months thereafter, Executive shall not divulge, communicate, use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any Confidential Information (as hereinafter defined) pertaining to the business of the Company, unless required by a court of law. Any Confidential Information or data now or hereafter acquired by the Executive with respect to the business of the Company shall be deemed a valuable, special and unique asset of the Company that is received by the Executive in confidence and as a fiduciary, and Executive shall remain a fiduciary to the Company with respect to all of such information. For purposes of this Agreement,
"Confidential Information" means all material information about the Company's business disclosed to the Executive or known by the Executive as a consequence of or through his employment by the Company (including information conceived, originated, discovered or developed by the Executive) after the date hereof, and not generally known.

                  6.2 NONSOLICITATION OF EMPLOYEES. While employed by the Company and for a period of six (6) months thereafter, Executive shall not directly or indirectly, for himself or for any other person, firm, corporation, partnership, association or other entity, attempt to employ or enter into any contractual arrangement with any employee or former employee of the Company, unless such employee or former employee has not been employed by the Company for a period in excess of six months.

                  6.3 INJUNCTION. It is recognized and hereby acknowledged by the parties hereto that a breach by the Executive of any of the covenants contained in Section 6.1, 6.2 or 6.3 of this Agreement will cause irreparable harm and damage to the Company, the monetary amount of which may be virtually impossible to ascertain. As a result, the Executive recognizes and hereby acknowledges that the Company shall be entitled to an injunction from any court of competent jurisdiction enjoining and restraining any violation of any or all of the covenants contained in this Section 6 by the Executive or any of his affiliates, associates, partners or agents, either directly or indirectly, and that such right to injunction shall be cumulative and in addition to whatever other remedies the Company may possess.

         7. OTHER MATTERS.

                  7.1 ELECTION OF EXECUTIVE AS DIRECTOR. For so long as the Executive continues to serve as the Company's President or Chief Executive Officer, the Company shall cause the nomination of the Executive as a director of the Company at each shareholder meeting at which election of directors is considered and otherwise use its best efforts to cause the election of the Executive as a director of the Company.

                  7.2 CONFLICTS WITH CERTAIN EXISTING ARRANGEMENTS. The Company acknowledges that it has received and reviewed Executive's non-competition covenants with his prior employer, a copy of which is attached hereto as EXHIBIT
B. The Company agrees that (x) it shall not hereafter acquire a "Conflicting Organization" or otherwise expand its present business activities such that Executive could reasonably be expected to be deemed in breach or violation of such non-competition covenants, and (y) it shall indemnify and hold harmless the Executive from any and all damages that Executive may hereafter suffer or incur by reason of any such Company acquisition or expansion of business after the date hereof.

         8. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

         9. NOTICES: Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered by hand or when deposited in the United

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

States mail, by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

        If to the Company:              ROO Group, Inc.
                                        62 White Street
                                        Third Floor
                                        New York, New York  10013

        WITH A COPY (WHICH SHALL NOT    Gersten, Savage, Kaplowitz, Wolf &
        CONSTITUTE NOTICE) TO:          Marcus, LLP
                                        101 E. 52 Street
                                        9th Floor
                                        New York, New York  10022
                                        Attn:  Arthur S. Marcus, Esq.

        If to the Executive:            Robert Petty
                                        3A Tollington Ave. East
                                        Malvern 3145
                                        Australia



or to such other addresses as either party hereto may from time to time give notice of to the other in the aforesaid manner.

         10. SUCCESSORS.

                  (a) This Agreement is personal to the Executive and without the prior written consent of the Company shall not be assignable by the Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

                  (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

                  (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law or otherwise.

         11. SEVERABILITY. The invalidity of any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall not affect the enforceability of the remaining portions of this Agreement or any part thereof, all of which are inserted conditionally on their being valid in law, and, in the event that any one or more of the words, phrases, sentences, clauses or sections contained in this Agreement shall be declared invalid, this Agreement shall be construed as if such invalid word or words, phrase or phrases, sentence or sentences, clause or clauses, or section or sections had not been inserted. If such invalidity is caused by length of time or size of area, or both, the otherwise invalid provision will be considered to be reduced to a period or area which would cure such invalidity.

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

         12. WAIVERS. The waiver by either party hereto of a breach or violation of any term or provision of this Agreement shall not operate nor be construed as a waiver of any subsequent breach or violation.

         13. DAMAGES. Nothing contained herein shall be construed to prevent the Company or the Executive from seeking and recovering from the other damages sustained by either or both of them as a result of its or his breach of any term or provision of this Agreement.

         14. NO THIRD PARTY BENEFICIARY. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person (other than the parties hereto and, in the case of Executive, his heirs, personal representative(s) and/or legal representative) any rights or remedies under or by reason of this Agreement.

         15. FULL SETTLEMENT. The Company's obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against the Executive or others. In no event shall the Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to the Executive under any of the provisions of this Agreement.

         16. CERTAIN REDUCTION OF PAYMENTS BY THE COMPANY. In the event that any payment or benefit received or to be received by Executive in connection with a termination of his employment with Employer would constitute a "parachute payment" within the meaning of Code Section 280G or any similar or successor provision to 280G and/or would be subject to any excise tax imposed by Code
Section 4999 or any similar or successor provision, then Employer shall assume all liability for the payment of any such tax and Employer shall immediately reimburse Executive on a "grossed-up" basis for any income taxes attributable to Executive by reason of such Employer payment and reimbursements.

         17. REIMBURSEMENT OF LEGAL EXPENSES. The Company shall promptly reimburse Executive for all reasonable legal fees incurred by Executive in connection with the preparation, negotiation and execution of this Agreement and ancillary documents.

         18. DIRECTOR & OFFICER INSURANCE. Until such time as the Company obtains director and officer insurance ("D&O Insurance") for the Executive, the Company shall immediately pay to the Executive any losses, damages, liabilities, costs and expenses of any kind or nature whatsoever (including without limitation reasonable attorneys' fees, costs and expenses, which shall be paid by the Company in advance) incurred by or asserted against the Executive from and after the date hereof, whether direct, indirect or consequential, as a result of or arising from or in any way relating to any claim, demand, suit, action or proceeding (including any inquiry or investigation) by any person, including without limitation any shareholder or third party, whether threatened or initiated, asserting a claim for any legal or equitable remedy under any statute or regulation, including, but not limited to, any federal or state securities laws, or under any common law or equitable cause or otherwise, arising from or in connection with Executive's duties and obligations pursuant to this Agreement or the actions or omissions of Executive in his role as Chief Financial Officer. Director of the Company or any Director or Officer position in any subsidiary or associated company of the Company.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                        COMPANY:

                                        ROO GROUP, INC.



                                        By:  ___________________________________
                                             Name:
                                             Title:



                                        EXECUTIVE:


                                        ________________________________________
                                        Robert Petty

                                    EXHIBIT A

                             STOCK OPTION AGREEMENT

                                    EXHIBIT B

          EXECUTIVE'S NON-COMPETITION COVENANTS WITH PRIOR EMPLOYER(S)